Exhibit 99.1

ViralClear Submits In Vitro Data on Merimepodib and Remdesivir Synergistic Activity Against the COVID-19 Novel Coronavirus to a Peer-Reviewed Journal

Westport, CT, April 30, 2020 (GLOBE NEWSWIRE) -- BioSig Technologies, Inc. (Nasdaq: BSGM) today announced that an article titled, “The IMPDH inhibitor merimepodib provided in combination with the adenosine analogue remdesivir reduces SARS-CoV-2 replication to undetectable levels in vitro”, was submitted to an online peer-reviewed life sciences journal.

This manuscript is authored by Natalya Bukreyeva, Rachel A. Sattler, Emily K. Mantlo, John T. Manning, Cheng Huang and Slobodan Paessler of the UTMB Galveston National Laboratory and Dr. Jerome Zeldis of ViralClear Pharmaceuticals, Inc. (“ViralClear”) as a corresponding author.

This article highlights pre-clinical data generated under contract with Galveston National Laboratory at The University of Texas Medical Branch. The work was started with Trek Therapeutics and after merimepodib was acquired by ViralClear continued with ViralClear.

“The concentrations of merimepodib and remdesivir used in this article are achievable by our oral merimepodib and intravenous remdesivir.” said Dr. Zeldis, ViralClear’s Executive Chair and co-founder. “We look forward to starting our first Phase II clinical trial with merimepodid in COVID-19 patients upon receipt of FDA permission.”

Merimepodib, a broad-spectrum anti-viral candidate, demonstrated strong activity against COVID-19 in cell cultures in laboratory testing. The molecule is currently undergoing extensive pre-clinical antiviral testing. Upon receipt of FDA permission of its IND, ViralClear intends to pursue development of this molecule for the treatment of COVID-19 through clinical trials in Q2 2020.

Remdesivir is an adenosine analogue that displays broad-spectrum antiviral activity against RNA viruses and has been developed by Gilead Pharmaceuticals for the treatment of Ebola. Recent evidence is mounting for this clinical activity of Remdesivir for treating COVID-19 patients.

About BioSig Technologies
BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com). The Company’s first product, PURE EP(tm) System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

About ViralClear

BioSig’s subsidiary ViralClear Pharmaceuticals, Inc., is seeking to develop a novel pharmaceutical to treat COVID-19. Merimepodib is intended to be orally administered, and has demonstrated broad-spectrum in vitro antiviral activity, including strong activity against COVID-19 in cell cultures. Merimepodib has been previously studied in 12 clinical trials, including 5 in patients with hepatitis C (1 Phase 1b, 1 Phase 2, 2 Phase 2a, and 1 Phase 2b), 1 in patients with psoriasis (Phase 2), and six in healthy volunteers (Phase I).

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Andrew Ballou
BioSig Technologies, Inc.
Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x133